AMENDMENT NO. 2 TO

LICENSE AGREEMENT

This AMENDMENT NO.2 TO LICENSE AGREEMENT (this “ Second Amendment”) dated as of January 18, 2013 (the “Effective Date”) is entered into by and among Panacea Pharmaceuticals, Inc., a corporation organized under the laws of Maryland (“Pharmaceuticals”), having its principal place of business at 209 Perry Parkway, Suite 13, Gaithersburg, MD, and Panacea Global, Inc. (“Global”), a corporation organized under the laws of Delaware, having its principal place of business at 330 Highway #7 East, Suite #502, Richmond Hill, Ontario, Canada, L4B 3P8.

Recitals

WHEREAS, Pharmaceuticals and Global entered into a License Agreement, dated March 24, 2010 (the “Original Agreement”);

WHEREAS, Pharmaceuticals and Global amended the Original Agreement on November 18, 2011(the “First Amendment”); and

WHEREAS, the parties desire that the Original Agreement be amended to reflect a change in certain provision as specified below; and

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

Agreement

Section 1.

Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Original  Agreement, as amended by the First Amendment.

Section 2.

 Amendments to the Original Agreement. As of the Effective Date (defined below), the Original Agreement is hereby amended or modified as follows:

Section 1. “Definitions” of the Original Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

"Payment Term" shall mean two (2) years from the Effective Date.

“Remaining License Fee” shall have the meaning set forth in Section 3.2.

Section 3.2 “License Fee” of the Original Agreement is hereby amended and restated in its entirety as follow:

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“As consideration for the licenses granted by Pharmaceuticals to Global in this Agreement, Global shall pay Pharmaceuticals the remaining balance of the original two million and five hundred thousand dollars ($2,500,000.00) (the “Remaining License Fee”) within two (2) years from the Effective Date.”

Section 3.

Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Original Agreement, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date, all references in the Original Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original Agreement shall mean the Original Agreement as amended by this Second Amendment.  Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Original Agreement, the First Amendment and this Second Amendment, the provisions of this Second Amendment shall control and be binding.

Section 4.

Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Pharmaceuticals and Global have caused this Amendment to be duly executed as of the date first written above.

PANACEA PHARMACEUTICALS

By:

/s/ Hossein A. Ghanbari______________

Name: Hossein A. Ghanbari

Title: Chief Executive Officer

PANACEA GLOBAL, INC.

By:

/s/ Mahmood Moshiri________________

Name: Mahmood Moshiri

Title: Chief Executive Officer

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